Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1, Amendment No. 1 of IMAC Holdings, Inc. of our report dated April 16, 2024, on the consolidated financial statements of IMAC Holdings, Inc. as of and for the year ended December 31, 2023, which report is included in the Annual Report on Form 10-K of IMAC Holdings, Inc. for the year ended December 31, 2023 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 24, 2025